Exhibit 3.19

0 0 FIFTH AMENDED AND REST A TED AGREEl'dENT OF LIMITED PARTNERSHIP OF ATWOOD DEEP SEAS, LTD. A Tens Limited Partnership effective May 22, 2003 CERTAIN RESTRICTIONS ON TRANSFER OF THE LIMITED P ARTNERSWP UNITS ARE SET FORTH HEREIN. THE LIMITED PARTNERSHIP UNITS REFERENCED HEREIN HA VE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE PROVISIONS OF ANY STATE SECURITIES ACT. 0 453757.7/SPH/10282/01221052103

TABLE OF CONTENTS AR.TICLE I DEFINITIONS ........................................................................................................... 2 1.1 Act ............................................................................................................................ 2 1.2 Affiliate .................................................................................................................... 2 1.3 Agreement ........................................................... , .................................................... 2 1.4 Capital Account ....................................................................................................... 2 1.5 Capital Contribution ................................................................................................. 3 1.6 Code ......................................................................................................................... 3 1. 7 Distributable Cash .................................................................................................... 3 1.8 General Partner ........................................................................................................ 3 1.9 Limited Partner ........................................................................................................ 3 1.10 Liquidator ................................................................................................................ .3 1.11 Partner ...................................................................................................................... 3 1.12 Partnership ............................................................................................................... 3 1.13 Partnership Interest .................................................................................................. 3 1.14 Percentage Interest ................................................................................................... 3 1.15 Persons ..................................................................................................................... 3 ARTICLE II CONTINUATION OF PARTNERSHIP ................................................................... 3 2.1 Continuation of Partnership .................................................................................... .3 2.2 Naine ........................................................................................................................ 3 2.3 Office ....................................................................................................................... 4 2.4 Tenn; Filing of Certificate ....................................................................................... 4 0 2.5 Admission of New Partners ..................................................................................... 4 ARTICLE ill PURPOSES AND POWERS .................................................................................. .4 3.1 Purposes ................................................................................................................... 4 3.2 Powers ...................................................................................................................... 4 ARTICLE IV CAPITAL CONTRIBUTIONS;· OWNERSHIP INTERESTS ................................ 5 4.1 Capital Contributions ... _. ........................................................................................... 5 4.2 Nature of Contributions ........................................................................................... 5 4.3 Ownership of Assets ................................................................................................ 5 ARTICLE V ALLOCATIONS AND DISTRil3UTIONS .............................................................. 5 5.1 Allocation of Profits and Losses .............................................................................. 5 5.2 Distributions of Distributable Cash ......................................................................... 5 ARTICLE VI MANAGEMENT OF TIIE PARTNERSHIP .......................................................... 5 6.1 Management ............................................................................................................. 5 6.2 Restriction on Authority of General Partner ............................................................ 7 6.3 . Authority and Reliance ............................................................................................ 8 6.4 Obligations of the General Partner .......................................................................... 8 6.5 Salary; Expenses ...................................................................................................... 8 6.6 Liability of Partners to Partnership .......................................................................... 8 453757.7/SPH/10212/O12210521D3 0

0 6.7 Meetings of the Partners .......................................................................................... 9 6.8 Action Without Meeting .......................................................................................... 9 ARTICLE VII RIGHTS AND STATUS OF LIMITED PARTNERS ........................................... 9 7.1 General ..................................................................................................................... 9 7 .2 Limitation on Liability ............................................................................................. 9 7 .3 No Salary ................................................................................................................. 9 ARTICLE vm BOOKS AND RECORDS .................................................................................... 9 8.1 Books of Account .................................................................................................... 9 8.2 Annual Statement ................................................................................................... 1 O 8.3 Fiscal Year ............................................................................................................ .10 8.4 Banking .................................................................................................................. 10 8.5 Adjustment to Basis ............................................................................................... 10 8.6 Partnership Retums ................................................................................................. 10 8.7 Tax Audits .............................................................................................................. 10 ARTICLE IX DISSOLUTION ..................................................................................................... 11 9 .1 Dissolution ............................................................................................................. 11 9 .2 Reconstitution ........................................................................................................ 11 9.3 Interim Manager ..................................................................................................... 11 0 ARTICLE X WINDING UP AND LIQUIDATION .................................................................... 11 10.1 Winding up; Liquidation ........................................................................................ 11 10.2 Liquidation ............................................................................................................. 12 10.3 Creation ofReserves .............................................................................................. 13 10.4 Final Statement ..................................... : ................................................................ 13 ARTICLE XI GENERAL PROVISIONS .................................................................................... 13 11.1 Amendments .................................................... : ..................................................... 13 11.2 Notices ................................................................................................................... 13 11.3 Governing Law ...................................................................................................... 13 11.4 Further Assurances ................................................................................................. 13 11.5 Headings ... ; .......................................... : ..................... , ............................................ 13 11.6 Binding Effect ........................................................................................................ 14 11. 7 Entire Agre~ment ................................................................................................... 14 11.8 Power of Attomey .................................................................................................. 14 11.9 Severability ............................................................................................................ 14 11.10 Gender .................................................................................................................... 15 11.11 Counterparts ........................................................................................................... 15 EXlIIBIT A .................................................................................................................................... 23 APPEl-n)IX .................................................................................................................................... 24 () 11 453757.7/SPH/102112/0122/062103

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

ATWOOD DEEP SEAS, LTD.

This Fifth Amended and Restated Limited Partnership Agreement (the "Agreement") of Atwood Deep Seas, Ltd., a Texas limited partnership (the "Partnership"), is executed as of the 22nd day of May, 2003, by and among Atwood Hunter Co, a Delaware corporation ("AHC"), as general partner, and those limited partners listed on Exhibit A attached hereto and incorporated herein by reference.

WITNESSETH

WHEREAS, Diamond M Hunter, Ltd., a Texas limited partnership (the "Original Partnership"), and Diamond M Eagle, Ltd., a Texas limited partnership merged April 25, 1988 with the Original Partnership as the survivor; and

WHEREAS, the Original Partnership changed its name to Diamond M Deep Seas, Ltd. ("DMDS") effective April 25, 1988; and

WHEREAS, DMDS changed its name to Atwood Deep Seas, Ltd. effective February 22, 1990; and

WHEREAS, the Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") is the Third Amended and Restated Certificate of Limited Partnership of the Partnership which was filed with the Secretary of State of the State of Texas on May 20, 2003; and

WHEREAS, the Amended and Restated Agreement of Limited Partnership of DMDS (the "Original Agreement") was entered into as of April 26, 1988; and

WHEREAS, the Original Agreement was replaced by that certain Second Amended and Restated Agreement of Limited Partnership "DMDS" (the "Second Agreement"), which was entered into on September 26, 1990; and

WHEREAS, the Second Agreement was replaced by that certain Third Amended and Restated Agreement of Limited Partnership "DMDS" (the "Third Agreement"), which was entered into on November 12, 1992; and

WHEREAS, the Third Agreement was replaced by that certain Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the "Fourth Agreement"), which was entered into on March 31, 1995 in connection with the restructuring of the Partnership; and

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0 0 WHEREAS, the Fourth Amendment was amended by that certain First Amendment to Fourth Amended and Restated Agreement of Limited Partnership entered into effective November 28, 1995 (the "First Amendment''); and WHEREAS, prior hereto, Eagle Oceanics, Inc., a Delaware corporation ("EOI"), and Atwood Oceanics Drilling Co., a Texas corporation ("ADC"), were _ limited partners of the Partnership; and WHEREAS, prior hereto, EOI and ADC were wholly-owned subsidiaries of Atwood Oceanics, Inc., a Texas corporation ("AOI"); and WHEREAS, effective March 28, 2003, EOI and ADC merged into AOI, and, by operation oflaw, AOI acceded to their interests in the PartJ:lership; and WHEREAS, as used herein. the term "General Partner" shall mean AHC; the tenn "Limited Partner" shall mean the parties, whether one or more, that are, at the time of such determination, limited partners hereunder; the term "Partners" shall mean the General Partner and all the Limited Partners; and "Partner" shall mean the General Partner or any Limited Partner, as the context indicates; and WHEREAS, by this Agreement the Partners desire to· amend and restate the Fourth Agreement in its entirety in order to reflect the mergers ofEOI and ADC into AOI; NOW, THEREFORE, for and in consideration of the premises and the mutual tenns and conditions herein set forth, the Partners hereby agree as follows: ARTICLE I DEFINITIONS 1.1 Act. Act means the Texas Revised Limited Partnership Act, Article 6132a-l, et. seq. of the Texas Revised Civil Statutes, as amended from time to time. 1.2 Affiliate. Affiliate shall mean, with respect .to the General Partnet, and not including the Partnership, (a) any person or entity that directly or indirectly, through one or more intennediaries, controls, is controlled by, or is under common control with the General Partner, (b) any person or entity directly or indirectly owning, controlling or holding with power to vote, ten percent (10%) or more of the outstanding voting securities of the General Partner, (c) any officer or director of the General Partner, and (d) any person or entity, ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled by or UDder common control with the General Partner. 1.3 Agreement. Agreement shall mean this Agreement, as originally executed and as amended, modified, supplemented, or restated from time to time, as the context requires. 1.4 Appendix. Capital Account. Capital Account shall have the meaning set forth in the 2 453757.'TISPH/10:ze2/0122/052103

1.5 Capital Contribution. Capital Contribution means, as to any Partner, the sum of the cash and the fair market value of the property contributed by such Partner as of the date hereof plus the amount of any additional cash and the fair market value of any additional property contributions made by the Partner thereafter and accepted by the Partnership. 1.6 Code. Code means the Internal Revenue Code of 1986, as amended, or any successor thereto. 1. 7 Distributable Cash. Distributable Cash shall mean cash held by the Partnership that, in the sole judgment of the General Partner, is not required or reasonably expected to be required for the obligations or business needs of the Partnership. 1.8 General Partner. General Partner shall have the meaning set forth in the recitals of this Agreement. 1.9 Limited Partner. Limited· Partner means any person listed on Exhibit A or who becomes a limited partner of the Partnership pursuant to this Agreement. 1.1 O Liquidator. Liquidator shall have the meaning set forth in Section 10.1. 1.11 Partner. Partner means any of the Partners, and Partners means the General Partner and the Limited Partners, collectively. 1.12 Partnership. Partnership means Atwood Deep Seas, Ltd., a Texas limited partnership. 1. 13 Partnership Interest. Partnership Interest means the Partnership Interest of a Partner listed opposite the name of such Partner under the caption "Partnership Interest" on Exhibit A. 1.14 Percentage Interest. Percentage Interest has the same meaning as Partnership Interest. t .1s· Persons. Pe,rsons shall have the meaning set forth in Section 2.S. ARTICLE II CONTINUATION OF PARTNERSHIP 2.1 Continuation of Partnership. In accordance with the terms and conditions hereof, the Limited Parlners and the General Partner hereby continue the Partnership previously fonned, all pursuant to the Act. Except as herein stated, the Act shall govern the rights, duties and liabilities of the Partners. 2.2 Name. The name of the Partnership shall be Atwood Deep Seas, Ltd., and the Partnership shall be conducted under such name or any other name that the General Partner may select. The General Partner shall cause to be executed and filed of record all assumed or fictitious name certificates required by law. 3 453757 .7,SPH/1028210122/052103 0 0 0

0 0 2.3 Office. The principal office and registered office of the Partnership shall be at 15835 Park Ten Place Drive, Houston, TX 77084, or such other place or places as the General Partner, in its sole discretion, may from time to time select. The registered agent of the Partnership shall be James A. Holland or such other person as the General Partner, in its sole discretion, may from time to time select. 2.4 Term; Filing of Certificate. The term of the Partnership commenced with the execution and filing of the Certificate of Limited Partnership on April 20, 1981, and shall continue until the date the Partnership is dissolved under Article IX and thereafter, to the extent provided by applicable law, until wound up and terminated under Article X. The General Partner shall execute, file and publish all such certificates, notices, statements or other instruments required by Jaw for the formation or operation of a limited partnership in all jurisdictions where the Partnership may elect to do business. 2.5 Admission of New Partners. Additional individuals or entities ("Persons") may be admitted to the Partnership as Partners, and additional Partnership Interests may be issued to those Persons and to existing Partners in the sole discretion of the General Partner, on such terms and conditions as the General Partner may determine at the time of admission. The General Partner may issue Partnership Interests having different rights, powers and duties, and these rights, powers and duties may be senior to any existing class of Partnership Interests. The General Partner shall record the issuance of Partnership Interests to each additional Partner on Exhibit A. Any admission to this Partnership is effective only after the new Partner has executed and delivered to the General Partner a document indicating its agreement to be bound by this Agreement. ARTICLE ill PURPOSES AND POWERS 3.1 Purposes. Toe purposes of the Partnership shall be to engage in the following: (a) to transact any and all lawful business which may be conducted by a limited partnership under the Act and the laws of Texas; (b) to enter into any lawful arrangements for sharing profits and/or losses in any transaction or transactions, and to promote and organize other entities; (c) to invest, buy, sell, lease or deal in any property, whether personal, intangible, real or mixed, or to re.oder services; and (d) to have and exercise all rights and powers that are now or may hereafter be granted to a limited partnership by law. 3.2 Powers. Subject to the limitations in this Agreement and the limitations in the Act, the Partnership purposes may be accomplished by the General Partner taking any action which is permitted hereunder or under the Act or which the General Partner deterntlnes is customary or reasonably related to the purposes of this Partnership. 4 4537S7.7/SPH/10282/0122/052103

ARTICLE IV CAPITAL CONTRIBUTIONS; OWNERSHIP INTERESTS 4.1 Capital Contributions. Each Partner, or its predecessor, has made initial contributions of capital to the Partnership as reflected in Exhibit A in exchange for its Partnership Interest as reflected in Exhibit A. The designation, preferences, rights, restrictions and number ofUnits received by each Partner shall be determined by the General Partner. 4.2 Nature of Contributions. All Capital Contributions shall be non-interest bearing. No Partner shall have the right to withdraw, reduce, or demand the return of its Capital Contribution except as provided in this Agreement. 4.3 Ownership of Assets. All assets of the Partnership shall be owned by the Partnership, subject to the terms and provisions of this Agreement, and no Partner shall have any individual ownership of such assets. Except as otherwise provided in this Agreement, and notwithstanding any statute or principle of law to the contrary, each Partner hereby agrees that it shall have no right (and hereby waives any right that it might otherwise have had) to cause any Partnership property to be partitioned and/or distributed in kind. ARTICLE V ALLOCATIONS AND DISTR1BUTIONS 5.1 Allocation of Profits and Losses. Except as provided by the Appendix attached hereto, allocation of income, gains, losses and deductions shall be allocated to the Partners in accordance with the provisions of the Appendix to this Agreement. 5.2 Distributions of Distributable Cash. All Distributable Cash of the Partnership shall be distributed to the Partners from time to time in such amounts and at such times as the General Partner may deem appropriate in its sole discretion. ARTICLE VI MANAGEMENT OF THE PARTNERSHIP 6.1 Management. Subject to the limitations expressly imposed upon the General Partner in this Agreement, the management of the Partnership shall rest exclusively with the General Partner who shall have full, exclusive and complete discretion to manage and control and to make all decisions affecting the Partnership busin(?SS and all the rights and powers as are necessary, advisable or convenient to manage and control the business and affairs of the Partnership. The General Partner shall have all the power and authority to take such action for and on behalf of the Partnership as it may deem necessary or appropriate to enable the Partnership to carry out its pUiposes as set forth herein; specifically, but without limitation, the General Partner shall have the authority to do any of the following on behalf of and at the expense of the Partnership: 5 453757.7/SPH/10282/0122/052103 0 0 0

0 0 (a) to acquire, own, hold, improve, manage, lease and dispose of real or personal, tangible or intangible, or mixed property, either alone or in conjunction with others through partnerships, linrited partnerships, joint ventures, or other business associations, for such considerations and on such terms and conditions as the General Partner may determine; (b) to purchase, lease, rent or othexwise acquire or obtain the use of machinery, equipment, tools·, materials,' 4J_ventories, and all other kinds and types of real or personal property that may in any way be deemed necessary, convenient or advisable in connection with carrying on the business of the Partnership; ( c) to. borrow money for and on behalf of the Partnership from any entity or entities, and upon such tenns and conditions as the General Partner, in its sole discretion, deems necessary or appropriate; provided, however, that the General Partner shall not have authority to borrow sums on behalf of the Partnership in any manner or on any basis that makes a· Limited Partner personally liable for the repayment of such indebtedness without the prior written agreement and consent of such Limited Partner; (d) to mortgage, pledge, hypothecate, or encumber on behalf of the Partnership and upon such tenns and conditions as the General Partner, in its sole discretion, deems necessary or appropriate, all or any part of the Partnership's assets, in order to secure any loans to the Partnership or for Partnership purposes; provided, however, that the General Partner shall not have authority to borrow sums on behalf of the Partnership in any manner or on any basis that makes a Limited Partner personally liable for the repayment of such indebtedness without the prior written agreement and consent of such Limited Partner; (e) to execute and to deliver, for and on behalf of the Partnership, any promissory notes, deeds of trust, mortgages, security agreements, financing statements, or other instruments required or advisable in connection with any such loans, mortgages, pledges or hypothecations; provided, however, that the General Partner shall not have authority to borrow sums on behalf of the Partnership in any'manner or on any basis that makes a Limited Partner personally liable for the repayment of such indebtedness without the prior written agreement and consent of such Limited Partner; (f) to deposit all monies received. by the General Partner for or on behalf of the Partnership into such accounts as may be designated by the General Partner and to disburse and pay all funds on deposit on behalf of the Partnership in such amounts and at such times as the same are required in connection with the ownership, maintenance and operation of the assets of the Partnership~ (g) to temporarily invest excess funds, to the extent that funds of the Partnership are, in the General Partner's judgment, not required for the conduct of the Partnership's business; 6 4S3757 .7 ISPH/10282/0122/052103

(h) to pay all taxes, assessments, rents, and other impositions applicable to the assets of the Partnership and undertake, when appropriate, any action or proceeding seeking to reduce such taxes, assessments, rents or other impositions; (i) to prepare, or have prepared, and timely file all tax returns for the Partnership {but not the tax returns of the Partners individually); G) to institute, prosecute, defend, and settle any legal, arbitrational or administrative actions or proceedings on behalf of or against the Partnership; (k) except as expressly limited by this Agreement, to employ, terminate the employment of, supervise and compensate such persons, firms, or corporations as may be deemed necessary or appropriate for and in connection with the business o'r the Partnership; (l) to timely pay any debts and other obligations of the Partnership, and other costs of operation and maintenance of the assets of the Partnership; (m) to create reserves for capital improvements, asset replacements, working capital requirements and contingent or unforeseen liabilities of the Partnership whether accrued, absolute, contingent or otherwise, in such amounts as the General Partner, in its sole discretion, deems necessary; (n) enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements, licenses or other instruments necessary, proper or desirable to carry out the pwposes of the Partnership; and ( o) to take such other action and perform such other acts as may be deemed appropriate to carry out the business of the Partnership. The General Partner shall have the right to delegate any of its duties hereunder and, in furtherance of any such delegation, to appoint, employ, or contract with any person it may, in its sole discretion, deem necessary or. advisable for the transaction of the business of the Partnership. Specifically, the General Partner may appoint officers to act on behalf of the Partnership. 6.2 Restriction on Authority of General Partner. Notwithstanding Section 6.1, the General Partner shall not, without the written approval of sixty-seven percent (67%) in Partnership Interest of the Limited Partners, do any of the following: (a) cause a Limited Partner to be a general partiler of the Partnership; (b) possess Partnership property or assign the right of the Partnership or its Partners in specific Partnership property for other than a Partnership purpose; or (c) create any personal liability for any Partner other than that personal liability to which any Partner may have agreed to in writing. 7 453757.7/SPW1D211210122/0521D3 0 0

0 0 Provided, however, no such approval of the Limited Partners shall be necessary for the General Partner to own Partnership Interests as a Limited Partner. · 6.3 Authority and Reliance. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement. In no event shall any person dealing with the General Partner with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act of the General Partner; and every contract, agreement, deed, deed of trust, mortgage, security agreement, promissory note, or other instrument or document executed by the General Partner with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every person relying thereon or claiming thereunder that (i) at the time of the execution and delivery thereof, this Agreerµent was in full force and effect, (ii) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (iii) the General Partner was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership. 6.4 Obligations of the General Partner. The General Partner shall manage the Partnership affairs in accordance with customary industry practices, the Act and all other legal requirements and contractual obligations applicable to the Partnership, and to the best of its ability, in each case subject to the terms of this Agreement. The General Partner shall use its best efforts to carry out the purposes of the Partnership for the benefit of all Partners. The General Partner shall be required to devote only such part of its time to the Partnership as may be necessary to cause such management standards to be satisfied. · 6.5 Salary; Expenses. The General Partner shall receive a salary as determined by a majority in interest of the Partners. The Partnership shall reimburse the General Partner for all other out-of-pocket expenses and costs incurred by the General Partner on behalf of the Partnership and shall pay or reimburse the General Partner for all out-of-pocket costs incw:red in formation of the Partnership, including but not limited to legal fees and expenses and accounting fees. 6.6 Liability of Partners to Partnership. The General Partner and the Limited Partners shall not be personally liable, responsible, or accountable in damages or otherwise to the Partnership or any other Partner for any act or omission performed or omitted on behalf of the Partnership within the scope of the authority conferred by this Agreement or by law, or for a loss suffered by the Partnership or any Partner resulting from any mistake or error in judgment or fraud, negligence or willful misconduct of any employee or agent of the General Partner or of the Partnership, provided that such act or omission, mistake or error in judgment or selection of agent or employee, as the case may be, did not result from the fraud, bad faith, gross negligence, willful misconduct or breach of any material provision of this Agreement by the General Partner or the Limited Partner. The Partnership shall indemnify, defend and hold hannless the General Partner and the Limited Partners from and against any loss, damage, liability or expense of any nature whatsoever incurred or sustained by a Partner by reason of any such acts, omissions, mistakes, errors injudgment or selection to the fullest extent permissible under Article 11 of the 8 4537S7.71SPHl102112/0122/0S2103

Act or otherwise under applicable law and shall advance to such Partner such reasonable expenses as are incurred by such Partner in connection therewith. 6.7 Meetings of the Partners. The Partners may hold regular meetings, but are not required to do so. However, the General Partner, or Limited Partners holding in the aggregate more than twenty-five percent (25%) of the Partnership Interests, may call a special meeting to be held at the office of the General Partner set forth in the first paragraph hereof or at any other location the General Partner may designate, at any time after the giving often (10) days notice to the other Partners. A Partner may waive notice of or attendance at any meeting of the Partne~, and may attend by telephone or any other electronic communication device. At such meeting, the Partners shall transact such business as may property be brought before the meeting. 6.8 · Action Without Meeting. Any action required by statute or by this Agreement to be taken at a meeting of the Partners, or any action which may be taken at a meeting of the Partners, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by Partners entitled to vote with respect to the subject matter thereof holding sufficient Partnership Interests to take such .action and such. consent shall have the same force and effect as a unanimous vote of the Partners. Any such consent, or a signed copy thereof, shall be placed in the files of the Partnership. ARTICLE VII RIGHTSANDSTATIJSOFLIMITEDPARTNERS 7 .1 General. The Limited Partners have the rights and the status of limited partners in the Act. The Limited Partners may not take part in the management or control of the Partnership business, or sign for or bind the Partnership, such power being vested exclusively in the General Partner. 7.2 Limitation on Liability. Except as expressly provided otherwise in this Agreement or in the Act, (i) a Limited Partner shall not have any personal liability whatsoever, whether to the Partnership, the General Partner or any creditor of the Partner.ship, for the debts of the Partnership or any of its losses beyond the amount of such Limited Partner's Capital Contribution, and (ii) upon the payment of its Capital Contribution as required in Article N, the Limited Partner's Partnership Interest shall be fully paid and nonassessable. 7 .3 No Salarv. The Limited Partners, in their capacity as such, shall not receive any salary or other compensation for services rendered to the Partnership. ARTICLE VIIl BOOKS AND RECORDS 8.1 Books of Account. Proper books and records of all Partnership transactions shall be kept at the principal office of the Partnership, and each Partner shall have access thereto at all reasonable times during regular business hours. The books and records shalt be kept upon such method of accounting consistently applied as shall be appropriate and adequate for the Partnership business, as determined by the General Partner in its sole discretion. 9 453757.7/SPH/10282/01221052103 0 0

8.2 Annual Statement. Financial statements shall be prepared not less than annually and copies of the statement shall be delivered to each Partner. Copies of all income tax returns filed by the Partnership shall be furnished to all Partners and shall suffice as annual financial statements.

8.3 Fiscal Year. The fiscal year of the Partnership shall be October 1 to September 30 of each year. Subject to the provisions of Section 706 of the Code, the taxable year of the Partnership shall be the same as its fiscal year.

8.4 Banking. The General Partner shall deposit or invest all funds of the Partnership in an account or accounts fully insured by an agency of the United States Government. All receipts of the Partnership shall be promptly deposited in such account or accounts, and no funds other than the funds of the Partnership shall be deposited therein. The funds in such accounts shall be used exclusively for the business of the Partnership (including distributions to the Partners) and shall be subject to withdrawal only by persons approved by the General Partner.

8.5 Adjustment to Basis. In the event of a transfer of all or part of a Partner's Partnership Interest by sale or exchange, or upon the death or dissolution of a Partner, or upon distribution by the Partnership to a Partner of property of the Partnership, the General Partner may, in its sole discretion, cause the Partnership to elect, pursuant to the provisions of Section 754 of the Code, to adjust the basis of the property of the Partnership according to Sections 734 or 743 of the Code. All other elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner the General Partner determines in its sole discretion and in accordance with the provisions of Appendix A attached hereto. Each of the Partners will, upon request, supply the information necessary to properly give effect to such elections.

8.6 Partnership Returns. The General Partner shall, for each fiscal year, file on behalf of the Partnership a partnership federal income tax return and such state, county or local tax returns as may be required by law. The General Partner shall furnish to each Partner the Partner's Schedule K-1 within ninety (90) days after the end of each fiscal year of the Partnership. Upon request, the General Partner shall also furnish to each Partner a complete copy of the Partnership's federal income tax return (Form 1065).

8.7 Tax Audits. The General Partner will be treated as the tax matters partner of the Partnership pursuant to Section 6231(a)(7) of the Code. Subject to 26 C.F.R. §§ 301.6231(a)(7)-1,2 adopted under the Code, the General Partner shall, without the necessity of consent of any Limited Partner, have discretion in its capacity as tax matters partner to make such decisions and take such actions, including the institution of legal proceedings and the determination of the legal forum, as it deems appropriate in such capacity.

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453757.7/SPH/10282/0122/052103

ARTICLE IX DISSOLUTION 9.1 Dissolution. Each Partner hereby expressly waives any right to dissolve the Partnership except as expressly allowed by this Agreement. The Partnership sball be dissolved upon the first to occur of the following: (a) the written consent of the General Partner, and Limited Partners who own at least seventy-five percent (75%) of the aggregate Partnership Interests held by Limited Partners to dissolve, liquidate and terminate the Partnership; (b) the sale, condemnation,. foreclosure, or other disposition of all or substantially all of the assets of the Partnership, and conversion into cash of the proceeds of each such disposition; or (c) the removal, bankruptcy, insolvency, dissolution, or liquidation of the General Partner. 9.2 Reconstitution. If the Partnership is dissolved as a result of an event described in Section 9.l(c), the Partnership may be reconstituted and its business continued if, within ninety (90) days after the date of dissolution, all of the remaining Partners ( other than the Partner who caused the dissolution) affirmatively elect to reconstitute the Partnership, agree on the identity of the successor general partner(s), if necessary, and execute an instrument confirming such facts. If the Partnership is reconstituted, an amendment to the Certificate of Limited Partnership shall be filed if required by the Act. 9.3 Interim Manager. If the Partnership is dissolved as a result of an event described in Section 9. l(c), the Limited Partners may appoint an interim manager of the Partnership, who shall have and may exercise only the rights, powers and duties of a general partner necessary to preserve the Partnership assets, until (i) the successor general partner is elected pursuant to Section 9.2, if the Partnership is reconstituted or (ii) the Liquidator is appointed pursuant to Section I 0.1, if the Partnership is not reconstituted. The interim manager shall not be liable as a general partner to the Limited Partners and shall, with respect to acts taken or omitted while acting in the capacity as interim manager on behalf of the Partnership, be entitled to the same indemnification rights as set forth in Section 6.6 to the extent permitted by law. ARTICLE X WINDING UP AND LIQUIDATION 10.1 Winding up: Liguidation. If the Partnership is dissolved.and is not reconstituted, the General Partner ( or in the event the General Partner has wrongfully dissolved the Partnership or is no longer a Partner, a liquidator or liquidating committee selected by the Limited Partners) shall commence to wind up the affairs of the Partnership and to liquidate and sell its assets. The · party or parties actually conducting such liquidation in accordance with the foregoing sentence, whether the General Partner, a liquidator, or a liquidating committee, is herein referred to as the "Liquidator." The Liquidator (if other than the General Partner} shall have sufficient business 11 4$757.7/SPH/10282/0122/052103 1 ) 0 0

0 0 0 expertise and competence to conduct the winding up and termination of the Partnership and, in the course thereof. to cause the Partnership to perform any contracts which the Partnership has or thereafter enters into. The Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property pursuant to such liquidation, having due regard for the activity and condition of the relevant market and general financial and economic conditions. The Liquidator (if other than the General Partner) shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by the Liquidator and the Limited Partners. The Liquidator shall have and may exercise, without further authorization or consent of any of the Partners or their legal representatives or successors in interest, all of the powers conferred upon the General Partner under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to perform its duties and functions. The Liquidator (if not the General Partner) shall not be liable as a general partner to the Limited Partner and shall, with respect to acts taken or omitted while acting in such capacity on behalf of the Partnership, be entitled to the indemnification rights set forth in Section 6.6 to the extent allowed by law. l 0.2 Liquidation. (a) Upon dissolution of the Partnership without reconstitution, it shall be wound up and liquidated as quickly as circumstances will allow. In such event, the assets of the Partnership shall be applied to Partnership liabilities in the following order: (i) to pay or provide for all amollllts owing by the Partnership to creditors other than Partners, and for expenses of winding up; (ii) to pay or provide for all amounts owing by the Partnership to Partners other than for capital and profits; and (iii) to pay or provide for all amounts owing to the Partners for capital and for profits in accordance with their respective positive Capital Account balances after talcing into account all Capital Account adjustments (including those adjustments required by Section 10.2(b) below) for the Partnership's fiscal year during which the liquidation of the Partnership occurs (other than those made by reason of this clause) by the end of such year (or, iflater, within 90 days after the date of liquidation). (b) Distributions may be made in cash or in kind. If any assets of the Partnership are distributed in kind, such assets shall be distributed to the Partners entitled thereto as tenants-in-common in the same proportions as the Partners would have been entitled to cash distributions if such property bad been sold for cash and the net proceeds thereof distributed to the Partners; provided, however, that distributions in kind of assets shall be made to Partners who contributed the asset to the extent possible. In the event that distributions in kind are to be made to the Partners upon dissolution and liquidation of the Partnership. the Capital Accollllt balances of such Partners shall be adjusted to reflect the Partners' allocable share of gain or loss which would have resulted if the distributed property had been sold at its fair market value. 12 4537157. 7/SPH/1 D2112/0122/052103

(c) Each holder of a Partnership Interest shall look solely to the assets of the Partnership for all distributions and shall have no recourse therefor (upon dissolution or otherwise) against the Partnership, the General Partner or the Liquidator. (d) Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the Liquidator shall be authorized to execute and record all documents required to effectuate the dissolution and termination of the Partnership. 10.3 Creation of Reserves. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to Section 10.2(a)(iii) hereof may be withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership~ provided that such withheld amounts shall be distributed to the Partners as soon as practicable. · 10.4 Fina( Statement. Within a reasonable time following the completion of liquidation, the Liquidator shall give each Partner a statement setting forth the assets and the liabilities of the Partnership as of the date of complete liquidation, each Partner's portion of distributions pursuant to Section 10.2 and the amount retained as reserves, if any, pursuant to Section 10.3. ARTICLE XI .. GENERAL PROVISIONS 11. l Amendments. Except as otherwise expressly provided in this Agreement, this Agreement may be amended or modified only by written agreement of the Partners holding eighty percent {80%) of the aggregate Partnership Interests, 11.2 Notices. Except as may be.otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when hand-delivered or when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Exhibit A hereto, or at such other address as a party may give to the other parties in writing pursuant to the requirements of this Section. 11.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. 11.4 Further Assurances. The Partners agree to execute such other further instruments and documents as are or may become necessary or convenient to effectuate and carry out the formation and business of the Partnership. 1 1.5 Headings. The headings used in this Agreement are for administrative pUiposes only and shall not be considered in construing the terms of this Agreement. 13 453757.7/SPH/102112/0122/052103 0 0 )

0 0 11.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors, and their respective transferees and assigns where permitted by this Agreement. 11. 7 Entire Agreement. This Agreement supersedes any prior understandings or agreements, whether written or oral, among the Partners with respect to the subject matter hereof and constitutes the entire understanding and agreement among the Partners with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the Partners other than those set forth herein. 11.8 Power of Attorney. Each Limited Partner does hereby irrevocably constitute and appoint the General Partner, and its designated agents, successors and assigns, each with power of substitution, as the true and lawful attorney-in-fact for such Limited Partner, in the name, place, and stead of such Limited Partner, to execute, swear to, acknowledge, deliver, record and file: (a) a counterpart of this Agreement; (b) any certificate or other instrument which may be required to be filed by the Partnership or tlie Partners under the applicable laws of any jurisdiction to the extent the General Partner deems such filing to be necessary or desirable (including without limitation any assumed, trade, or fictitious name certificates); ( c) any amendment to the Certificate of Limited Partnership of the Partnership or to any other instrument described above which is required or permitted by this Agreement or is otherwise agreed upon by the Partners pursuant hereto; (d) any certificate of cancellation and other instruments wbich may be required to effectuate the dissolution and termination of the Partnership pursuant to the provisions oftbis Agreement; and (e) any documents or instruments required of the Partnership to carry out the actions which the General Partner is authorized to talce hereunder. The foregoing designation of any person or entity as the attomey-m-fact of a Partner shall not be construed to grant such attorney-in-fact any power or authority to approve, consent or agree to the substantive terms or provisions of any certificate, document or instrument, or amendment or modification thereto, on behalf of such Partner. It. is expressly understood, intended, and agreed by each of the Partners for itself, its successors, and assigns that the grant of each power of attorney above (i) is coupled with an interest, (ii) is irrevocable, and (iii) shall survive the bankruptcy, dissolution or withdrawal of any Partner or the assignment of its Partnership Interest. 11.9 Severability. If any provision contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. 14 ◄53757.7/SPH/10282/0122/052103

11.10 Gender. Whenever the context rcqwres all words herein iD the neuter gender shall be deemed to include the male or female gender, all singular words shall include the plural, and vice versa. 11.11 Counterpa,m. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all in the aggregate shall constitute but one agreement. Executed as of the day and year first written above. '4~57.7/SPH/t0282/0122/05210i GENERAL PilTNER: ATWOOD HUNTER CO. :~~;~ Name:~ M. Holland Title: Vice President LIMITED PARTNERS: All of those Limited Partoecs whose names, addresses, and capital contributions appear on gxhibit A hereto. ATWOOD OCEANICS, a T orporation By: -~F----+------- Name: Jo Title: President 15 0 i 1 ► ! g j ) 0 i . 1: I !:! ! C I • i! ~ i 11 · 0 a It • ~ II f i j i l .. l t • I ~ I ~. I } I u • C _______________ ()

0 0 0 EXHIBIT A TO AGREEMENT OF LIMITED PARTNERSHIP OF ATWOOD DEEP SEAS, LTD. Name and Address General Partner: Atwood Hunter Co. 15835 Park Ten Place Drive Houston, Texas 77084 Limited Partner: A Texas Limited Partnership PARTNERS Partnership Interest 1% Atwood Oceanics, Inc. 99% 15835 Park Ten Place Drive Houston, Texas 77084 16 453757. 7JSPHl102B2/D122JDS2103

A.1 Introduction. AGREEMENT OF LIMITED PARTNERSHIP OF ATWOOD DEEP SEAS, LTD.· APPENDIX .. This Appendix sets forth principles under which items of income, gain, loss, deduction and ·credit shall be allocated among the Partners. This Appendix also provides for the determination and maintenance of Capital Accounts, generally in accordance with Treasury Regulations promulgated under Section 704(b) of the Code, for purposes of detennining such allocations. A.2 Definitions. For purposes of this Appendix, the following tenns have the meanings set forth below. If a capitalized term is used herein but not defined in this Section A.2, it shall have the meaning ascribed thereto in the Agreement, unless the context otherwise indicates. "Adjusted Capital Account Balance" means, with respect to any Partner, the balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of the Agreement (including this Appendix) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(l) and 1.704-2(i)(5); and (ii) Debit to such Capital Account the items described in Treasury Regulations Sections I. 704-1 (b )(2)(ii)( d)(4), 1. 704-1 (b )(2)(ii)( d)(S), and 1. 704-1 (b )(2)(ii)( d)(6). The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section l.704~1(b)(2)(ii)(d) and shall be interpreted consistently therewith. "Book Basis" means with respect to any property that is part of Partnership assets, the property's adjusted basis for federal income tax purposes; provided that, if Capital Accounts are adjusted pursuant to paragraph (d) or (f) of Treasury Regulation Section l.704-l(b)(2)(iv) to reflect the fair market value of any such property, the book basis of such items of property will be adjusted as of the time of the adjustment to equal such item's fair market value and will be adjusted thereafter by Depreciation. 17 453757.7/SPHM0282/012Z/052103 0 0 0

0 0 0 '"Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit, if any, in such Partner's Adjusted Capital Account Balance as of the end of the relevant Fiscal Year: "Capital Account" shall have the meaning set forth in Section A.3 hereof. "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal' income tax purposes, Depreciation shall be an amount equal to the amount computed Wlder Treasury Regulation Section l.704-l(b)(2)(iv)(g)(3) and, where applicable, Treasury Regulation Section l .704-3(d)(2) . ... Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner, provided that the initial Gross Asset Values of the assets contributed to the Partnership pursuant to Exhibit A of the Agreement shall be as set forth in such Exhibit A or as otherwise agreed in writing between the contributing Partner and the Partnership, and provided further that, if the contributing Partner is a General Partner, the detennination of the fair market value of any other contributed asset shall require the consent of a majority of the Limited Partners; (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, a~ determined by the General Partner, as of the following times: (a) the acquisition of an additional Partnership Interest by any new or existing Partner in exchange for more than a de roinimfa Capital Contnoution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an Partnership Interest; and (c) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-l(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, provided that, if the dis1ributee is a General Partner, the determination of the fair market value of the distributed asset shall require the consent of a Majority In Interest of the Limited Partners; and (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into accowit in determining Capital Accounts pursuant to Treasury Regulations Section 1.704• l(b)(2)(iv)(m), subparagraph (vi) of the A.2 definition of Net Profits and Net Loss and Section A.4.2(f) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this 18 4537S7.7/SPH/10282/0122/052103 definition to the extent the General Partner determines that an adjustment pursuant to subparagraph (ii) of this definition is necessary or appropriate in connection with a transaction that would othetwise result in an adjustment pursuant to this definition. If the Gross Asset Value of an asset bas been determined or adjusted pursuant to subparagraphs (i), (ii) or (iv) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Loss. ''Net Profits" and ''Net Loss" means, for each Fiscal Year or oth~r period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, g~ loss, or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments: (i) Any income of the Partnership that is exempt from federal income tax and ·not otherwise taken into account in computing Net Profits or Net Loss shall be added to such taxable income or loss; (ii) Any expenditures of the Partnership described in Code Section 705(a)(2){B) or treated as Code Section 705(a)(2){B) expenditures pursuant to Treasury Regulations Section I. 704-l(b)(2)(iv)(b), and not otherwise taken into account in computing Net Profits or Net Loss, shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subpa:ragraphs (ii) or (iii) of the Section A.2 definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from disposition of the asset for purposes of computing Net Profits and Net Loss; (iv) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax pmpo&es shall be computed by refer~ce to the Gross Asset Value of the property disposed of (unreduced by any liabilities attributable thereto), notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the Section A.2 definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1. 704-1 (b )(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and 19 4S3757.7ISPW10282/0122/0521O3 0 0

0 0 0 (vii) Notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Sections A.4.2, A.4.3 and A.4.4 hereof shall not be taken into account in computing Net Profits or Net Loss. · The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Sections A.4.2 and A.4.3 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (iv) of this definition. ''Nonrecoursc Deductions" 'has the meaning set forth in Treasury Regulations Section l.704-2(b)(l) and shall be determined according to the provisions of Treasury Regulations Section l.704-2(c). ''Nonrecourse Liability'' has the meaning set forth in Treasury Regulations Section 1. 704- 2(b )(3) . ... Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulations Section l.704-2(b)(1)- ''Partner Nonrecourse Debt Minimum Gajn" has the meaning set forth j.n Treasury Regulations Section l.704-2(i)(2) and shall be detenni.ned in accordance with Treasury Regulations Section l .704-2(i)(3). "Partner Nonrecourse Deductions'' has the meaning set forth in Treasury Regulations Section 1.704-2(i)(l) and shall be determined in accordance with Treasury Regulations Section 1. 704-2(i)(2). "'Partnership Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(2) and shall be detemrined in accordance with Treasury Regulations Section I.704- 2(d). A.3 Capital Accounts. The Partnership shall determine and maintain Capital Accounts. "Capital Account" shall mean an account of each Partner detcnnined and maintained throughout the full. term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1. 704-1 (b )(2)(iv). Without limiting the generality of the foregoing, the following rules shall apply: (a) The Capital Account of each Partner shall be credited with (i) an amount equal to such Partner's Capital Contributions and the fair market value of property contributed (if permitted hereunder) to the Partnership by such Partner (net of liabilities that the Partnership is considered to assume or to which it is considered to take subject to under Code Section 752), (ii) such Partner's share of the Partnership's Net Profits together with items of income or gain specially allocated to such Partner pursuant to Sections A.4.2, A.4.3 and A.4.4, and (iii) the amount of any Partnership liabilities assumed by such Partner or which are secured by property distributed to such Partner. (b) The Capital Account of each Partner shall be debited by (i) the amount of cash and the fair market value of property distributed to such Partner (net of liabilities assumed by such Partner and liabilities to which such distributed property is subject), (ii) such Partner's 20 453757,7/SPH/10262/0122/052103 share of the Partnership's Net Loss together with items ofloss or deduction specially allocated to such Partner pursuant to Sections A.4.2, A.4.3 and A.4.4, and (iii) the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership. (c) Upon the transfer by a Partner of all or part of an Partnership Interest in accordance with the terms of the Agreement, the Capital Account of the transferor that is attributable to the transferred interest shall carry over to the transferee and the Capital Accounts of the Partners shall be adjusted to the extent provided in Treasury Regulations Section 1.704- 1 (b )(2)(iv)(m). · ( d) In determining the amount of any liability for purposes of Sections A.3(a) and A.3(b), Code Section 752{c) and any other applicable provisions of the Code and the Treasury Regulations will be taken into account. (e) In the event of the occurrence of any of the events that cause the adjustment of Gross Asset Value{s) of one or more of the Partnership assets ·pursuant to paragraphs (ii) or (iii) of the definition of Gross Asset Value, the Capital Account balances of the Partners shall be adjusted, in accordance with Treasury Regulations Section l.704-l(b)(2)(iv)(e) or (f) to reflect the manner in which any unrealized income, gain, loss and deduction inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners if such property were sold at its fair market value (which value in no event shall be less than the amount of any nonrecourse indebtedness to which such property is subject). (f) Except as otherwise required by Treasury Regulations Section l.704- l(b){2){iv), adjustment to such Capital Accotmts in respect of Partnership income, gain, loss, deduction, and Code Section 7O5(a)(2){B) expenditures (or items thereof) shall be made with reference to the federal income tax treatment of such items (and, in the case of book items, with reference to the f~deral income tax treatment of the corresponding tax items) at the Partnership level, without regard to any requisite or elective tax treatment of such items at the Partner level. (g) In the event the General Partner shall detennine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributions or distributed property or which are assumed by the Partnership, General Partner, or Limited Partners), are computed in order to comply with such Treasury Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Partner pursuant to Section 10.2 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.7O4-l(b)(Z)(iv){g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1. 704-1 (b ). 21 453757 .7 /SPH/10282/0122/052103 () 0

0 0 0 A.4 Allocations of Net Profits and Net Loss. A.4.1 In General. (a) Net Profits and Net Losses. After giving effect to the special allocations set forth in Sections A4.2, A.4.3 and A.4.4 here1;>f, Net Profits and Net Losses for any period shall be allocated to the Partners, pro rata in accordance with their Percentage Interests. A.4.2 Special Allocations. The following special allocations should be applied in the order in which they are listed. Such ordering is intended-to comply with the ordering rules in Treasury Regulations Section l .704-2G) and shall b~ applied consistently therewith. (a) Minimum Gain Chargeback. Except as otherwise provided in Section l.704-2(f) of the Treasury Regulations, notwithstanding anything to the contrary in this Section A.4, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, then there shall be allocated to each Partner items of income and gain for that year (and, if necessary, subsequent Fiscal Years) equal to that Partner's share of the net decrease in Partnership Minimum Gain (within the meaning of Treasury Regulations Section 1. 704-2(g)(2)). Toe foregoing is intended to be a ''minimum gain chargeback'' provision as descnbed in Treasury Regulations Section 1.704-2(£) and shall be intetpreted consistently therewith. (b) Partner Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding anything to the contrary in this Section A.4, if during a Fi!ical Year there is a net decrease in Partner Nomecourse Debt Minimum Gain, then, in addition to the amounts, if any, allocated pursuant to Section A4.2(a), any Partner with a share of that Partner Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section l .704-2(i)(5)) as of the beginning of the Fiscal Year shall be allocated items of Partnership income and gain for that year (and, if necessary, for subsequent Fiscal Years) equal to that Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Treasury Regulations Section 1. 704-2(i)(4). The foregoing is intended to be the "Chargeback of partner nonrecourse debt minimum gain" required by Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation. (c) Qualified Income Offset. If any Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Sections I. 704- 1 (b )(2)(ii)( d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible. An allocation pursuant to the foregoing sentence shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in Section A.4 have been tentatively made as if this Section A.4.2(c) were not in this Appendix. This allocation is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations Section l. 704-1 (b )(2)(ii}( d)(3) and shall be construed in accordance with the requirements thereof. 22 4537S7 .71SPHl10262/0122/052103 ----------------------------------------

In the event a Partner has a deficit Capital Account at the end of any Partnership Fiscal Year which is in excess of the sum of (i) the amount (if any) such Partner is obligated to restore pursuant to any provision of the Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections I.704-2(g)(l) and l.704-2(i)(S), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this clause shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section A.4 have been made as if this Section A.4.2(c) were not in this Appendix. (d) Nonrecourse Deductions. Nomecourse Deductions for any Partnership Fiscal Year or other period shall be allocated among the Partners in accordance with their Percentage Interests. , (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Partnership Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section l .704- 2(i)(1). (f) Basis Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734{b) or Code Section 743(b) is required under Treasury Regulation Section l.704-l(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations. A.4.3 Ameliorative Allocations. The allocations set forth in Section A.4.2 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section A.4.3. Therefore, notwithstanding any other provisions of this Section A.4 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section A.4.1. In exercising its discretion under this Section A.4.3, the General Partner shall take into account future Regulatory Allocations under Sections A.4.2(a) and A.4.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections A.4.2(d) and A.4.2(e). 23 453767.7/SPH/10282/O122/052103 0 0 \ '

0 0 A.4.4 Other Allocation Rules. (a) For purposes of determining Net Profits, Net Loss or any other item allocable to any period, Net Profits, Net Loss and other items will be detennined by the General Partners using any pennissible method under Code Section 706 and the related Treasury Regulations. (b) Unless otherwise required by the Agreement, all items of credit shall be allocated to the Partners in the same manner as Net Profits. (c) Solely for purposes of determining a Partner's proportionate share of the «excess nonrecourse liabilities" of the Partnership within the meanmg of Treasury Regulations Section l.752-3(a)(3), the Partners' interests in Partnership profits shall be deemed to be in proportion to their respective Percentage Interests. (d) To the extent permitted by Treasury Regulations Section l.704-2(h)(3), the General Partner may endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would not cause or increase an Adj~ed Capital Account Deficit for any Limited Partner. (e) Except as otherwise provided in the Agreement, the allocation of Net Profits and Net Losses among the holders of Units with respect to such Units shall be made on the basis of their respective Percentage Interests. (f) For plUJ)oses of determining the amount of gain or loss to be allocated. pursuant to Section A.4, any basis adjustments pennitted pursuant to Section 743 of the Code shall be disregarded. (g) Income, loss, deductions and credits shall be allocated to the Partners in accordance with the portion of the year during which. the Partners have held their respective interests. All items· of' income, loss and deduction shall be considered to have been earned ratably over the period of the fiscal year of the Partnership, except that ·gains and losses arising from the disposition of assets shall be taken into account as of the date thereof. (h) Notwithstanding any provision of the Agreement to the contrary, in the event the Partnership is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Partner (whether such interest is currently deducted. capitalized or amortized), such deduction shall be allocated solely to such Partner. (i) Notwithstanding any provision of the Agreement to the contrary, to the extent any payments in the nature of fees made to a Partner are finally determined by the Internal Revenue Service to be distributions to a Partner for federal income tax pUJposes, there will be a gross income allocation to such Partner in the amount of such distribution. (j) The Partners are aware of the income tax consequences of the allocations made by this Section A.4 and hereby agree to be bound by the provisions of this Section A.4 in reporting their shares of Partnership income and loss for income tax pwposes. 24 453757.7/SPH/1O282/0122/052103

A.5 Tax Allocations. In accordance with Code Section 704(c) and the related Treasury Regulations, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Gross Asset Value. Any elections or other decisions relating to allocations pursuant to this Section A.5 shall be made by the General Partner in any manner that reasonably reflects the pUipose and intention of this Appendix and the Agreement. Allocations pursuant to this Section A.5 are solely for purposes of U.S. federal, state, and local taxes and shall not affect any Partner's Capital Account or share of Net Profits, Net Loss, or other items or distributions pursuant to any provision of this Appendix and the Agreement. 25 0 0 453757.7/SPH/10282/0122/052103 ) ---------------